Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK

OF

NCH CORPORATION

TO

RANGER MERGER CORPORATION

a wholly owned subsidiary of

RANGER HOLDING LLC

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME ON MONDAY, FEBRUARY 4, 2002, UNLESS THE OFFER IS EXTENDED.

      This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $1.00 per share, of NCH Corporation (the “Shares” and the certificates representing such Shares, the “Share Certificates”) are not immediately available or time will not permit the Share Certificates and all required documents to reach the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See PROCEDURES FOR TENDERING SHARES of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Mail:
Mellon Investor Services LLC
Reorganization Department
Post Office Box 3301
South Hackensack, NJ 07606-1901

By Hand:
Mellon Investor Services LLC
120 Broadway — 13th Floor
New York, NY 10271
Attn: Reorganization Department	By Overnight Delivery:
Mellon Investor Services LLC
85 Challenger Road
Mail Stop — Reorg
Ridgefield Park, NJ 07660
Attn: Reorganization Department

By Facsimile Transmission:
(Eligible Institutions only)
(201) 296-4293

To Confirm Facsimile Transmissions:
(Eligible Institutions only)
(201) 296-4860

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

      THE GUARANTEE BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

      The undersigned hereby tenders to Ranger Merger Corporation, a Delaware corporation (“Purchaser”), which is a wholly owned subsidiary of RANGER HOLDING LLC, a Delaware limited liability company, in accordance with the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase dated January 7, 2002 (the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase as each may be amended or supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures described in PROCEDURES FOR TENDERING SHARES of the Offer to Purchase.

Certificate Nos. (If Available):

Number of Shares Tendered:

Name(s) of Record Holder(s):

(Please type or print)
Address(es):

Daytime Area Code and Tel. No.:

Signature(s):

Dated:

Check if Shares will be tendered by book-entry transfer [     ]:

Account Number at Book-Entry Transfer Facility:

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GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (“Exchange Act”), (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under Exchange Act, (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Depositary either the Common Share Certificates evidencing all tendered Common Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Common Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

     The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:

AUTHORIZED SIGNATURE
Name:

(Please Print or Type)
Title:

Address:

Zip Code
Area Code and Tel No.:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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